EXHIBIT 99.2
Schedule 1
Transactions in the Common Stock of the Issuer by Reporting Persons During the Past 60 Days

Date	Buy/Sell	Security	Approximate Price Per Share[1]	Amount of Shares Bought/(Sold)
Equinox Partners, L.P.
09/01/2026	BUY	Common Stock	$9.98	2,100
09/03/2026	BUY	Common Stock	$9.98	2,100
09/04/2026	BUY	Common Stock	$10.05	500
09/08/2026	BUY	Common Stock	$10.05	2,025
09/09/2026	BUY	Common Stock	$10.06	17,666
09/10/2026	BUY	Common Stock	$10.03	30,605
09/11/2026	BUY	Common Stock	$9.97	58,312
09/14/2026	BUY	Common Stock	$9.94	86,692
09/15/2026	BUY	Common Stock	$9.64	8,941
09/16/2026	BUY	Common Stock	$9.71	47,868
09/17/2026	BUY	Common Stock	$9.76	60,000
09/18/2026	BUY	Common Stock	$9.47	66,000
09/22/2026	BUY	Common Stock	$9.17	1,037
09/23/2026	BUY	Common Stock	$9.70	71,472
09/24/2026	BUY	Common Stock	$9.97	23,266
09/25/2026	BUY	Common Stock	$10.07	1,223
09/28/2026	BUY	Common Stock	$10.32	9,053
09/29/2026	BUY	Common Stock	$10.48	53,205
09/30/2026	BUY	Common Stock	$10.54	12,671

1    The above purchases were executed by a broker-dealer in multiple open market purchase transactions on the indicated date.  The reported price is the approximate weighted average purchase price per share on the indicated date.  The range of prices for each such date’s transactions are:

09/01/2026 - Range: $9.90 - $9.95
09/03/2026 - Range: $9.93 - $9.94
09/04/2026 - Range: $10.00 - $10.00
09/08/2026 - Range: $10.00 - $10.00
09/09/2026 - Range: $9.98 - $10.02
09/10/2026 - Range: $9.93- $10.00
09/11/2026 - Range: $9.69- $10.00
09/14/2026 - Range: $9.66 - $10.00
09/15/2026 - Range: $9.52 - $9.66
09/16/2026 - Range: $9.65- $9.68
09/17/2026 - Range: $9.65 - $9.85
09/18/2026 - Range: $9.32 - $9.55
09/22/2026 - Range: $9.09 - $9.25
09/23/2026 - Range: $9.26 - $9.80
09/24/2026 - Range: $9.76 - $10.01
09/25/2026 - Range: $10.00 - $10.07
09/28/2026 - Range: $10.18 - $10.38
09/29/2026 - Range: $10.29 - $10.50
09/30/2026 - Range: $10.50 - $10.56

The Reporting Persons undertake to provide upon request by the staff full information regarding the number of shares purchased or sold at each separate price.